Exhibit (g)(3)

                        NOVATION AND AMENDMENT AGREEMENT

      Reference is hereby made to the Custodian Agreement dated as of September 14, 2009 (the "Custodian Agreement") by and between the funds party thereto (each, the "Fund" and collectively, the "Funds") and Brown Brothers Harriman
& Co. ("BBH").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the terms and conditions of the Custodian Agreement BBH provides certain custodial services to the Funds;

      WHEREAS, AllianceBernstein Cap Fund, Inc. ("AB Cap Fund") on behalf of AllianceBernstein Emerging Markets Multi-Asset Portfolio, AllianceBernstein Dynamic All Market Fund and AllianceBernstein Dynamic All Market Plus Fund, each a series thereof (the "Portfolios"), wishes to engage BBH to provide the same custodial services under the Custodian Agreement to the Portfolios;

      WHEREAS, AB Cap Fund has requested, and BBH has agreed to permit AB Cap Fund on behalf of the Portfolios to become a party to the Custodian Agreement for the purposes of the provision of BBH's custodial services to the Portfolios pursuant to the terms of the Custodian Agreement.

      NOW THEREFORE, BBH, the Funds and AB Cap Fund on behalf of the Portfolios hereby agree by execution of this Novation and Amendment Agreement that the AB Cap Fund on behalf the Portfolios shall be joined as a party to the Custodian Agreement, and to amend the Custodian Agreement as follows:

I.    Amendments to the Custodian Agreement

1. Section 12.5 of the Custodian Agreement is hereby amended by adding the following:

                  "If to the Fund: [Name of Fund]
                                   1345 Avenue of the Americas
                                   New York, NY 10105
                                   Attn: Fund Secretary- Emilie Wrapp

                                   Telephone: 212-969-2154
                                   Fax: 212-969-2290

2. Appendix A of the Custodian Agreement is hereby deleted and Appendix A attached hereto is substituted therefore.

II.   Miscellaneous

1. As amended hereby, all terms and provisions of the Custodian Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2. By signing below where indicated, the Funds and AB Cap Fund on behalf of the Portfolios each hereby ratifies and affirms each of the representations and warranties and confirms that each such representation and warranty remains true and correct as of the date hereof.

3. By signing below, AB Cap Fund on behalf the Portfolios shall be fully bound by the terms and conditions of the Custodian Agreement, as amended, effective immediately upon execution of this Novation and Amendment Agreement as if the AB Cap Fund on behalf of the Portfolios had been an original party thereto.

4. This Novation and Amendment Agreement shall be governed by such laws as provided in Section 12.4 of the Custodian Agreement. This Novation and Amendment Agreement may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Novation and Amendment Agreement and together with the Agreement, shall represent the entire understanding of the parties hereto.


Brown Brothers Harriman & Co.

By:
    --------------------------------------
Title: Managing Director
       -----------------------------------
Date:
      ------------------------------------


Each Fund or Portfolio set forth on Appendix A hereto, severally and not jointly

By:
    --------------------------------------
Title: Assistant Secretary
       -----------------------------------
Date:
      ------------------------------------

                        NOVATION AND AMENDMENT AGREEMENT

                                   Appendix A

AllianceBernstein High Income Fund
AllianceBernstein Global Real Estate Investment Fund
AllianceBernstein Global Growth Fund
AllianceBernstein Global High Income Fund
AllianceBernstein International Growth Fund
AllianceBernstein Diversified Yield Fund
AllianceBernstein Greater China '97 Fund
AllianceBernstein Global Bond Fund
The Spain Fund

AllianceBernstein Cap Fund, Inc. on behalf of the following portfolios:
-AllianceBernstein Emerging Markets Multi-Asset Portfolio
-AllianceBernstein Dynamic All Market Fund
-AllianceBernstein Dynamic All Market Plus Fund